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                                                                EXHIBIT 36


                     SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT


                                     dated as of


                                    April 20, 1990


                                       between


                                THE LOEWEN GROUP INC.


                                         and


                               THE ROYAL TRUST COMPANY

                                   as Rights Agent


                                   Borden & Elliot

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                                  TABLE OF CONTENTS


Section  Description                                                       Page
-------  -----------                                                       ----

                        ARTICLE 1. -- INTERPRETATION........................  1
1.1 Certain Definitions.....................................................  1
         "Acquiring Person".................................................  2
         "Affiliate"........................................................  3
         "Associate"........................................................  3
         "Beneficial Owner".................................................  3
         "Beneficial Ownership".............................................  3
         "Beneficially Own".................................................  3
         "British Columbia Company Act".....................................  4
         "Business Day".....................................................  4
         "Canadian-U.S. Exchange Rate"......................................  4
         "Canadian Dollar Equivalent".......................................  4
         "close of business"................................................  4
         "Common Shares"....................................................  4
         "Exempt Acquisitions"..............................................  4
         "Exercise Price"...................................................  5
         "Expiration Time"..................................................  5
         "Flip-in Event"....................................................  5
         "Flip-over Transaction or Event"...................................  5
         "Grandfathered Person".............................................  5
         "Grandfathered Person Transferee"..................................  5
         "Grandfathered Bidder".............................................  5
         "Independent Shareholders".........................................  5
         "Market Price".....................................................  6
         "Offer to Acquire".................................................  7
         "Offeror's Securities".............................................  7
         "Permitted Bid"....................................................  7
         "Permitted Bid Acquisition"........................................  8
         "Person"...........................................................  8
         "Pro Rata Acquisition".............................................  8
         "Record Time"......................................................  8
         "regular periodic cash dividend"...................................  8
         "Securities Act (Ontario)".........................................  9
         "Separation Time"..................................................  9
         "Stock Acquisition Date"...........................................  9
         "Subsidiary".......................................................  9
         "Take-over-Bid"....................................................  9
         "Termination Time".................................................  9
         "Trading Day"......................................................  9
         "U.S.-Canadian Exchange Rate"......................................  9
         "U.S. Dollar Equivalent"........................................... 10
         "Voting Shares".................................................... 10
         "1933 Securities Act".............................................. 10
         "1934 Exchange Act"................................................ 10
1.2 Currency................................................................ 10
1.3 Grandfather Provisions.................................................. 10


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Section  Description                                                       Page
-------  -----------                                                       ----

                               ARTICLE 2. -- THE RIGHTS

2.1  Legend on Common Share Certificates..................................... 12
2.2  Initial Exercise Price; Exercise of Rights; Detachment of Rights........ 12
2.3  Adjustments to Exercise Price, Number of Rights......................... 14
2.4  Date on Which Exercise is Effective..................................... 17
2.5  Execution, Authentication, Delivery and Dating of Rights Certificates... 17
2.6  Registration, Registration of Transfer and Exchange..................... 17
2.7  Mutilated, Destroyed, Lost and Stolen Rights Certificates............... 18
2.8  Persons Deemed Owners................................................... 18
2.9  Delivery and Cancellation of Certificates............................... 18
2.10 Agreement of Rights Holders............................................. 19

                 ARTICLE 3. -- ADJUSTMENTS TO THE RIGHTS IN THE EVENT
                               OF CERTAIN TRANSACTIONS

3.1  Flip-over Transaction or Event.......................................... 19
3.2  Flip-in Event........................................................... 20
3.3  Obligations of the Company.............................................. 21
3.4  Exchange Option......................................................... 21
3.5  Special Meeting of Shareholders to Consider Permitted Bids.............. 22

                            ARTICLE 4. -- THE RIGHTS AGENT

4.1  General................................................................. 23
4.2  Merger, Amalgamation or Consolidation or Change of Name of Rights Agent. 24
4.3  Duties of Rights Agent.................................................. 24
4.4  Change of Rights Agent.................................................. 26

                              ARTICLE 5. - MISCELLANEOUS

5.1  Redemption, Waiver and Termination...................................... 26
5.2  Expiration.............................................................. 27
5.3  Issuance of New Rights Certificates..................................... 27
5.4  Supplements and Amendments.............................................. 27
5.5  Fractional Rights and Fractional Shares................................. 29
5.6  Rights of Action........................................................ 29
5.7  Holder of Rights Not Deemed a Shareholder............................... 29
5.8  Notice of Proposed Actions.............................................. 30
5.9  Notices................................................................. 30
5.10 Costs of Enforcement.................................................... 30
5.11 Successors.............................................................. 31
5.12 Benefits of this Agreement.............................................. 31
5.13 Descriptive Headings.................................................... 31
5.14 Governing Law........................................................... 31
5.15 Language................................................................ 31
5.16 Counterparts............................................................ 31
5.17 Severability............................................................ 31
5.18 Effective Date.......................................................... 31
5.19 Determinations and Actions by the Board of Directors.................... 32


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                     SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT


AGREEMENT made as of April 20, 1990

B E T W E E N:

         THE LOEWEN GROUP INC., a corporation incorporated under the laws of British Columbia (hereinafter referred to as the "Company"),

                                                              OF THE FIRST PART,

                                      -- and --

         THE ROYAL TRUST COMPANY, a trust company incorporated under the laws of Quebec (hereinafter referred to as the "Rights Agent"),

                                                             OF THE SECOND PART.

    WHEREAS the Board of Directors of the Company has determined that it is advisable to adopt a shareholder protection rights plan (the "Rights Plan");

    AND WHEREAS, in order to implement the Rights Plan, the Board of Directors of the Company has

    (a) authorized and declared a distribution of one right (a "Right") effective at the close of business on May 9, 1990 in respect of each Common Shares (as hereinafter defined) outstanding at the close of business on May 9, 1990 (the "Record Time"),

    (b) authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined),

    (c) authorized the issuance of Rights Certificates (as hereinafter defined) to holders of Rights pursuant to the terms and subject to the conditions set forth herein;

    WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Company (or, in certain cases, of certain other entities) pursuant to the terms and subject to the conditions set forth herein; and

    WHEREAS the Company desires to appoint the Rights Agent to act on behalf of the Company and the holders of Rights, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange, cancellation and replacement of Rights Certificates, the exercise of Rights and other matters referred to herein;

    NOW THEREFORE in consideration of the premises and respective agreements set forth herein, the parties hereby agree as follows:


                             ARTICLE 1. -- INTERPRETATION

1.1 CERTAIN DEFINITIONS

    For the purposes of this Agreement, the following terms have the meanings indicated:

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    (a)  "ACQUIRING PERSON" shall mean, subject to subsections 1.3(a) and (b), any Person who is the Beneficial Owner of 20% or more of the outstanding Common Shares or Voting Shares of the Company; provided, however, that the term "Acquiring Person" shall not include


         (i) the Company or any Subsidiary of the Company, any employee benefit plan, or trust for the benefit of employees, of the Company or any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan or trust;

         (ii) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Common Shares or Voting Shares of the Company as a result of

                (A) an acquisition or redemption by the Company of Voting Shares of the Company which, by reducing the number of Voting Shares outstanding, increases the proportionate number of Voting Shares Beneficially Owned by such Person to 20% or more of the Common Shares or Voting Shares of the Company then outstanding, or

                (B) share acquisitions made pursuant to a Permitted Bid and approved in accordance with the provision of Section
                        3.5 and made after the date of such approval
                        ("PERMITTED BID ACQUISITIONS") or

                (C) share acquisitions in respect of which the Board of Directors of the Company has waived the application of
                        Section 3.2 pursuant to subsection 5.1(b) or which were made on or prior to the date of this Agreement ("EXEMPT ACQUISITIONS");

                provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares or Voting Shares of the Company then outstanding by reason of (i) share acquisitions or redemptions by the Company or (ii) Permitted Bid Acquisitions or (iii) Exempt Acquisitions and, after such share acquisitions or redemptions by the Company or Permitted Bid Acquisitions or Exempt Acquisitions, becomes the Beneficial Owner of any additional Voting Shares of the Company other than pursuant to Permitted Bid Acquisitions, Exempt Acquisitions, acquisitions as a result of a stock dividend, a stock split or other event pursuant to which such Person receives or acquires Voting Shares on the same pro rata basis as all other holders of Voting Shares of the same class ("PRO RATA ACQUISITIONS") or acquisitions pursuant to a dividend reinvestment plan of the Company, then as of the date of becoming the Beneficial Owner of any additional Voting Shares, such Person shall become an "Acquiring Person"; and

         (iii) for the period of 10 days after the Disqualification Date (as hereinafter defined), any Person who becomes the Beneficial Owner of 10% or more of the outstanding Common Shares or Voting Shares of the Company as a result of such Person becoming disqualified from relying on clause 1.1(d)(vii) hereof where such disqualification results solely because such Person has made or proposed to make a tender or exchange offer or a Take-over Bid in respect of securities of the Company alone or by acting jointly or in concert with any other Person (the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 100 of the Securities Act (Ontario) or Section 13(d) of the 1934 Exchange Act) by such Person or the Company of the intent to commence such a tender or exchange offer or Take-over Bid being herein referred to as the "DISQUALIFICATION DATE").


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    (b)  "AFFILIATE" has the meaning ascribed to such term in the Securities
         Act (Ontario).

    (c) "ASSOCIATE" has the meaning ascribed to such term in the Securities Act (Ontario).

    (d) A Person shall be deemed the "BENEFICIAL OWNER", and to have "BENEFICIAL OWNERSHIP" of, and to "BENEFICIALLY OWN"

         (i) any securities as to which such Person or any of such Person's Affiliates or Associates is or may be deemed to be the direct or indirect beneficial owner pursuant to the Securities Act (Ontario) for the purposes of insider trading or take-over bids or pursuant to Rule 13d-3 or 13d-5 under the 1934 Exchange Act (or pursuant to any comparable or successor laws, Rules or regulations or, if such laws, Rules or regulations shall be rescinded and there shall be no comparable or successor laws, Rules or regulations, pursuant to Rule 13d-3 or 13d-5 as in effect on the date of this Agreement) whether or not such laws or regulations apply to such Person;

         (ii) any securities as to which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or after the lapse or passage of time or otherwise) pursuant to any agreement, arrangement, pledge or understanding (other than customary agreements with and between underwriters and banking group or selling group members with respect to a bona fide public offering of securities and other than pledges of securities in the ordinary course of business that meet all of the conditions specified in Rule 13d-3(d)(3) under the 1934 Exchange Act), or upon the exercise of any conversion right, exchange right, right (other than the Rights), warrant or option, or otherwise, or (B) the right to vote such security (whether such right is exercisable immediately or after the lapse or passage of time or otherwise), pursuant to any agreement, arrangement, understanding or otherwise;

         (iii) any securities that are Beneficially Owned within the meaning of paragraph (i) or (ii) by any other Person with which such Person or any such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with respect to or for the purpose of acquiring, holding, voting or disposing of any Voting Shares of the Company (other than customary agreements with and between underwriters and banking group or selling group members with respect to a bona fide public offering of securities) or acquiring, holding or disposing of a significant portion of the property or assets of the Company or any Subsidiary of the Company;

         A person shall be deemed not to be the "Beneficial Owner", or to have "Beneficial Ownership", of or to "Beneficially Own", any security

         (iv) solely because such security has been deposited or tendered pursuant to a tender or exchange offer or Take-over Bid made by such Person or any of such Person's Affiliates or Associates until the earliest of such tendered security being accepted unconditionally for payment or exchange or being taken up and paid for;

         (v) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the applicable rules and regulations under
                (A) the Securities Act (Ontario) or (B) the 1934 Exchange Act, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the 1934 Exchange Act (or any similar provision of a comparable or successor report);


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         (vi)   solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security in connection with or in order to participate in a public proxy solicitation made or to be made pursuant to and in accordance with the applicable rules and regulations referred to in (v) above;

         (vii) solely because such Person is principally engaged in the business of managing investment funds for unaffiliated securities investors and as part of such Person's duties as agent for fully managed accounts, holds or exercises voting or dispositive power over such security provided, however, that
                (A) such Person does not individually Beneficially Own in excess of 10% of the outstanding Common Shares or Voting Shares of the Company; and (B) such Person has not made or proposed to make a tender or exchange offer or a Take-over Bid in respect of securities of the Company alone or by acting jointly or in concert with any other Person; or

         (viii) solely because such Person is a party to an agreement made May 28, 1986 between the Company, The Canada Trust Company, the initial holders of the Company's subordinated debentures, Raymond L. Loewen and Anne Loewen, as amended, or an agreement dated as of May 28, 1986 between the Company, Raymond L. Loewen, Anne Loewen and the initial holders of the Company's subordinated debentures.

         For purposes of this Agreement, in determining the percentage of the outstanding Common Shares or Voting Shares with respect to which a Person is or is deemed to be the Beneficial Owner, all Voting Shares as to which such Person is deemed to be the Beneficial Owner shall be deemed outstanding.

    (e) "BRITISH COLUMBIA COMPANY ACT" shall mean the Company Act, R.S.B.C. 1979, c.59, as amended and the regulations thereunder, and any comparable or successor laws or regulations thereto.

    (f) "BUSINESS DAY" shall mean any day, other than a Saturday or Sunday or a day on which banking institutions in the City of Toronto are authorized or obligated by law to close.

    (g) "CANADIAN-U.S. EXCHANGE RATE" shall mean on any date the inverse of the U.S.-Canadian Exchange Rate.

    (h) "CANADIAN DOLLAR EQUIVALENT" of any amount which is expressed in United States dollars shall mean on any day the Canadian dollar equivalent of such amount determined by reference to the Canadian-U.S. Exchange Rate on such date.

    (i) "CLOSE OF BUSINESS" on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the office of the transfer agent for the Common Shares (or, after the Separation Time, the offices of the Rights Agent) in the City of Toronto becomes closed to the public.

    (j) "COMMON SHARES" shall mean the Common shares of the Company; provided, however, that "Common Shares", when used with reference to any Person other than the Company, shall mean the class or classes of shares (or similar equity interest) with the greatest per share voting power entitled to vote generally in the election of all directors of such other Person or the equity securities or other equity interest having power (whether or not exercised) to control or direct the management of such other Person; if such other Person is a Subsidiary of another Person, "SUCH OTHER PERSON" as used herein shall mean the Person or Persons which ultimately control such first-mentioned Person.

    (k) "EXEMPT ACQUISITIONS" shall have the meaning ascribed thereto by subclause 1.1(a)(ii)(C).


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    (l)  "EXERCISE PRICE" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right and, until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $90.

    (m) "EXPIRATION TIME" shall mean the earlier of the Termination Time or the close of business on the tenth-year anniversary of the date hereof.

    (n) "FLIP-IN EVENT" shall mean the close of business on the tenth day (or such earlier or later day as the Board of Directors of the Company may determine) after the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 100 of the Securities Act (Ontario) or Section 13(d) under the 1934 Exchange Act) by the Company or an Acquiring Person of facts indicating that a Person has become an Acquiring Person in a transaction occurring subsequent to the date of this Agreement (disregarding, for such purpose only, that such Person may previously have been an Acquiring Person apart from such transaction) provided, however, that the term "Flip-in Event" shall not include any transaction or event that constitutes a Flip-over Transaction or Event.

    (o)  "FLIP-OVER TRANSACTION OR EVENT" shall mean

         (i) a transaction or series of transactions in which, directly or indirectly, the Company shall consolidate or merge with or into, amalgamate with or into or enter into a statutory arrangement with any other Person (other than one or more wholly-owned Subsidiaries of the Company), or any other Person (other than one or more wholly-owned Subsidiaries of the Company) shall consolidate or merge with or into, amalgamate with or into or enter into a statutory arrangement with, the Company, and in connection therewith, all or part of the outstanding Common Shares shall be changed in any way, reclassified or converted into or exchanged, redeemed or otherwise acquired for shares or other securities of the Company or any other Person or cash or any other property, or

         (ii) a transaction or series of transactions in which, directly or indirectly, the Company shall sell or otherwise assign or transfer, including by way of leasehold interest, (or one or more of its Subsidiaries shall sell or otherwise assign or transfer) assets

                (A) aggregating more than 50% of the assets (measured by either book value or fair market value); or

                (B) that generated during the Company's last completed fiscal year or are expected to generate in the Company's then current fiscal year more than 50% of the operating income or cash flow, of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or one or more of its wholly-owned Subsidiaries).

    (p) "GRANDFATHERED PERSON", "GRANDFATHERED PERSON TRANSFEREE" AND "GRANDFATHERED BIDDER" shall have the respective meanings ascribed thereto in subsections 1.3(a), (b) and (c).

    (q) "INDEPENDENT SHAREHOLDERS" shall mean holders of Voting Shares of the Company, but shall not include

         (i)    any Acquiring Person or


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         (ii)   any Person that has made a tender or exchange offer or a Take-
                over Bid for Voting Shares of the Company (including a Permitted Bid) or

         (iii) any Person acting jointly or in concert with such Acquiring Person or Person or

         (iv)   any Associate or Affiliate of such Acquiring Person or Persons.

    (r) "MARKET PRICE" per share of any securities on any date of determination shall mean the average of the daily Closing Prices Per Share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The "CLOSING PRICE PER SHARE" of any securities on any date shall be

         (i) the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for each share as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Toronto Stock Exchange, or if not so listed or admitted to trading, the principal stock exchange in Canada on which such securities are listed or admitted to trading;

         (ii) if the securities are not listed or admitted to trading on a stock exchange in Canada, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for each share of such securities as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal stock exchange in the United States on which such securities are listed or admitted to trading;

         (iii) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on any stock exchange in Canada or the United States, the last quoted price, or if not so quoted, the average of the high bid and low asked prices for each share of such securities as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if the securities are not quoted on NASDAQ as reported by the Canadian Over-The-Counter Automated Trading System or another such system then in use;

         (iv) if on any such date the securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected in good faith by the Board of Directors of the Company; or

         (v) if on any such date the securities are not traded in the over-the-counter market, the fair value per share of securities on such date as determined in good faith by the Board of Directors of the Company, after consultation with an internationally recognized Canadian investment dealer or investment banker with respect to the fair value per share of such securities.

         The Market Price shall be expressed in Canadian dollars and if initially determined in respect of any day forming part of the 20 consecutive trading day period in question in United States dollars, such amount shall be translated into Canadian dollars at the Canadian Dollar Equivalent thereof on the relevant Trading Day.

    (s)  "OFFER TO ACQUIRE" shall include:

         (i) an offer to purchase, or a solicitation of an offer to sell, Voting Shares; and

         (ii) an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited;

         or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an offer to acquire to the Person that made the offer to sell.

    (t) "OFFEROR'S SECURITIES" means Voting Shares Beneficially Owned on the date of an Offer to Acquire by any Person who makes a Take-over Bid or by any Person acting jointly or in concert with such Person.

    (u) "PERMITTED BID" means a Take-over Bid made in compliance with, and not on a basis which is exempt from or otherwise not subject to, the provisions of Part XIX of the Securities Act (Ontario) and, if applicable, Sections 10, 13(d) and 14 of the 1934 Exchange Act and the regulations thereunder (or such comparable or successor laws or regulations, or if such provisions shall be repealed and there shall be no comparable or successor laws or regulations, pursuant to Part XIX and, if applicable, Sections 10, 13(d) and 14 both as in effect on the date of this Agreement) and in compliance with all other applicable laws (including the securities laws and regulations of all other relevant jurisdictions) and which also complies with the following additional provisions:

         (i) the Take-over Bid is made for all Common Shares to all holders of record of Common Shares wherever resident as registered on the books of the Company;

         (ii) subject to subsection 1.3(c), the Person making the Take-over Bid together with any other Person acting jointly or in concert with such Person does not, and during the pendency of such Person's Take-over Bid does not, Beneficially Own more than 5% of the outstanding Common Shares and agrees that none of him, any Person acting jointly or in concert with him and any Affiliate or Associate of any of them will acquire any Common Shares during the pendency of such Take-over Bid;

         (iii) the Person making the Take-over Bid shall provide the Rights Agent, within two Business Days of the announcement of the Take-over Bid, with a list certified true and correct of all securities of the Company Beneficially Owned by each of such Person, such Person's Associates and Affiliates and any Person acting jointly or in concert with such Person or any Associate or Affiliate of such Person together with the particulars of the registration and holding of all such securities and an undertaking to update such list on a daily basis prior to the termination or expiration of the Take-over Bid to reflect any changes occurring or to occur in such Beneficial Ownership;

         (iv) the Take-over Bid shall contain and the take up and payment for securities tendered or deposited thereunder shall be subject to an irrevocable and unqualified condition that no Common Shares shall be taken up or paid for pursuant to the Take-over Bid unless a resolution is passed to approve the Take-over Bid at a special meeting of holders of Common Shares by a majority of the votes cast by Independent Shareholders represented at the meeting in person or by proxy, which special meeting shall be called and held for that purpose in accordance with the provisions of Section 3.5;


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         (v)    the Take-over Bid is made on terms and conditions that comply with, and which do not and will not, upon consummation of the bid, result in a default under, or a contravention of, any other applicable laws, including laws, regulations, rules, policy statements, cabinet directions or conditions of license or franchise, relating to an acquisition of an interest or an increased interest in, or a change of ownership or effective control of, the Company or any Subsidiary of the Company or any undertaking carried on by the Company or any Subsidiary of the Company;

         (vi) the Take-over Bid shall not expire earlier than five clear Business Days following the conclusion of the special meeting of Independent Shareholders referred to in clause 1.1(u)(iv);

         (vii) if the Take-over Bid is made by a Grandfathered Person Transferee or any Person acting jointly or in concert with a Grandfathered Person Transferee or any Person who, as regards the Grandfathered Person Transferee, is a person or company or a member of a combination of persons or companies referred to in subparagraph (iii) of paragraph 11 of subsection 1(1) of the Securities Act (Ontario) or any Affiliate or Associate of any of the foregoing within 12 months from the date upon which the Grandfathered Person Transferee became such, the Offeror shall offer consideration for Common Shares deposited under the Take-over Bid at least equal to the consideration that was paid on a per Common Share basis to the Transferor (as defined in subsection 1.3(b)) from whom such Grandfathered Person Transferee acquired Voting Shares or the Offeror shall offer at least the cash equivalent of such consideration;

    and the Board of Directors of the Company acting in good faith within the period contemplated by subsection 3.5(a) determines that the Take-over Bid complies with the provisions of this subsection 1.1(u).

    (v) "PERMITTED BID ACQUISITION" shall have the meaning ascribed thereto by subclause 1.1(a)(ii)(B).

    (w) "PERSON" shall mean any individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, group (as such term is used in Rule 13d-5 under the 1934 Exchange Act, as in effect on the date of this Agreement), body corporate, corporation, unincorporated organization, syndicate or other entity.

    (x) "PRO RATA ACQUISITION" shall have the meaning ascribed thereto by clause 1.1(a)(ii).

    (y) "RECORD TIME" shall have the meaning ascribed to it in paragraph (a) of the second recital hereto.

    (z) "REGULAR PERIODIC CASH DIVIDEND" shall mean cash dividends paid at regular intervals in any fiscal year of the Company to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

         (i) 200% of the aggregate amount of cash dividends declared payable by the Company on its Common Shares in its immediately preceding fiscal year;

         (ii) 300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Company on its Common Shares in its three immediately preceding fiscal years; and

         (iii) 100% of the aggregate consolidated net income of the Company, before extraordinary items, for its immediately preceding fiscal year.

    (aa) "SECURITIES ACT (ONTARIO)" shall mean the Securities Act, R.S.O. 1980, c.466, as amended and the regulations thereunder, and any comparable or successor laws or regulations thereto.

    (bb) "SEPARATION TIME" shall mean, subject to subsection 5.1(b) and (c), the earliest of

         (i) the close of business on the tenth day after the Stock Acquisition Date;

         (ii) the close of business on the tenth day after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company or any Subsidiary of the Company) to commence, a Take-over Bid (other than a Permitted Bid so long as such Take-over Bid continues to satisfy the requirements of a Permitted Bid, but not subsequent to an unfavorable vote of Independent Shareholders in respect of such Take-over Bid pursuant to Section 3.5), provided that, if any Take-over Bid referred to in clause (ii) of this subsection 1.1(bb) expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such offer shall be deemed, for purposes of this subsection 1.1(bb), never to have been made; and

         (iii) the occurrence or consummation of a Flip-over Transaction or Event or such earlier or later date as may be determined by the Board of Directors of the Company acting in good faith provided that, if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time.

    (cc) "STOCK ACQUISITION DATE" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 100 of the Securities Act (Ontario) or Section 13(d) under the 1934 Exchange Act) by the Company or an Acquiring Person of facts indicating that a Person has become an Acquiring Person.

    (dd) "SUBSIDIARY" of any specified Person has the meaning ascribed to such term in the Securities Act (Ontario).

    (ee) "TAKE-OVER-BID" means an Offer to Acquire Voting Shares or securities convertible into Voting Shares, where the Voting Shares subject to the Offer to Acquire, together with the Voting Shares into which the securities subject to the Offer to Acquire are convertible, and the Offeror's Securities, constitute in the aggregate 20% or more of the outstanding Common Shares or Voting Shares at the date of the Offer to Acquire.

    (ff) "TERMINATION TIME" shall mean the time at which the right to exercise Rights shall terminate pursuant to Sections 3.4, 5.1 or 5.18 hereof.

    (gg) "TRADING DAY" when used with respect to any securities, shall mean a day on which the principal Canadian or United States securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian or United States securities exchange, a Business Day.

    (hh) "U.S.-CANADIAN EXCHANGE RATE" shall mean on any date:

         (iv) if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of the United States dollar into Canadian dollars, such rate; and

         (v) in any other case, the rate for such date for the conversion of one United Sates dollar into Canadian dollars which is calculated in the manner which shall be determined by the Board of Directors of the Company from time to time acting in good faith.

    (ii) "U.S. DOLLAR EQUIVALENT" of any amount which is expressed in Canadian dollars shall mean on any day the United States dollar equivalent of such amount determined by reference to the Canadian-U.S. Exchange Rate on such date.

    (jj) "VOTING SHARES" shall mean the Common Shares of the Company and any other shares of capital stock of the Company entitled to vote generally in the election of directors; and the percentage of Voting Shares Beneficially Owned by any Person, shall for the purposes of this Agreement, be and be deemed to be the product determined by the formula:

                              A
                   100   X   ---
                              B

         where

         A      =  the number of votes for the election of all directors
                   generally attaching to the Voting Shares Beneficially Owned by such Person.

         B      =  the number of votes for the election of all directors
                   generally attaching to all outstanding Voting Shares.

         Where any person is deemed to Beneficially Own unissued Voting Shares, such Voting Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Voting Shares Beneficially Owned by such Person.

    (kk) "1933 SECURITIES ACT" shall mean the Securities Act of 1933 of the United States, as amended and the rules and regulations thereunder, and any comparable or successor laws or regulations thereto.

    (ll) "1934 EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 of the United States, as amended and the rules and regulations thereunder, and any comparable or successor laws or regulations thereto.

1.2 CURRENCY

    All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.3 GRANDFATHER PROVISIONS

    (a) A Person shall not be and shall not be deemed to be an Acquiring Person if such Person (a "GRANDFATHERED PERSON"):

    (i) is the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Company as at the date of this Agreement; or

    (ii) becomes the Beneficial Owner of 20% or more of the outstanding Common Shares or Voting Shares of the Company after the date of this Agreement and such Person's Beneficial Ownership of Common Shares or Voting Shares of the Company at such time does not exceed the number of Common Shares or Voting Shares of the Company Beneficially Owned by such Person immediately prior to the date of this Agreement by more than 2% of the then issued and outstanding Common Shares or Voting Shares of the Company;

    provided, however, that the exceptions in clauses 13(a)(i) and (ii) shall cease to be applicable to a Grandfathered Person who shall after the date of this Agreement become, pursuant to one or more transactions or events, the Beneficial Owner of additional Common Shares or Voting Shares of the Company such that the number of Common Shares or Voting Shares of the Company Beneficially Owned at such time exceeds the number of Common Shares or Voting Shares of the Company Beneficially Owned by such Person immediately prior to the date of this Agreement by more than 2% of the Common Shares or Voting Shares of the Company then outstanding, other than those acquired pursuant to Permitted Bid Acquisitions, Exempt Acquisitions or Pro Rata Acquisitions.

    (b)  A Person shall not be and shall not be deemed to be an Acquiring
Person if such Person (a "GRANDFATHERED PERSON TRANSFEREE") becomes the Beneficial Owner of 20% or more of the outstanding Common Shares or Voting Shares of the Company solely as a result of the acquisition of all but not less than all of the Common Shares or Voting Shares of the Company Beneficially Owned immediately prior thereto by a Grandfathered Person or a Grandfathered Person Transferee (the "TRANSFEROR") and such Person's Beneficial Ownership of Common Shares or Voting Shares of the Company after giving effect to such acquisitions does not exceed the number of Common Shares or Voting Shares of the Company Beneficially Owned by the Transferor immediately prior to such acquisition by more than 2% of the then issued and outstanding Common Shares or Voting Shares of the Company; provided, however, that the exception in this subsection 13(b) shall cease to be applicable to a Grandfathered Person Transferee who shall after the time at which he becomes a Grandfathered Person Transferee (the "Transfer Time") become, pursuant to one or more transactions or events, the Beneficial Owner of additional Common Shares or Voting Shares of the Company constituting, together with the number of Common Shares to Voting Shares Beneficially Owned by such Grandfathered Person Transferee immediately prior to the Transfer Time, in the aggregate more than 2% of the Common Shares or Voting Shares of the Company then outstanding, other than pursuant to Permitted Bid Acquisitions, Exempt Actions or Pro Rata Acquisitions.

    (c) For the purpose of determining whether a Person is entitled to make a Permitted Bid, the provisions of clause 1.1(u)(ii) shall not apply to a Person (a "Grandfathered Bidder") who is either:

    (i) a Grandfathered Person or a Grandfathered Person Transferee at the time of commencement of and at all times while such Person's Take-over Bid remains outstanding; or

    (ii) the Beneficial Owner of more than 5% but less than 20% of the outstanding Common Shares or Voting Shares of the Company as at the date of this Agreement; provided that the exception in this clause 1.3(c)(ii) shall cease to be applicable to a Grandfathered Bidder if such Grandfathered Bidder shall after the date of this Agreement become, pursuant to one or more transactions or events, the Beneficial Owner of additional Common Shares or Voting Shares of the Company such that the number of Common Shares or Voting Shares of the Company Beneficially Owned at such time exceeds the number of Common Shares or Voting Shares of the Company Beneficially Owned by such Person immediately prior to the date of this Agreement by more than 2% of the Common Shares or Voting Shares of the Company then outstanding, other than those acquired pursuant to Permitted Bid Acquisitions, Exempt Acquisitions or Pro Rata Acquisitions.

    (d) For greater certainty, for the purposes of this Section 1.3, a Person shall be deemed to have become the Beneficial Owner of additional Common Shares or Voting Shares of the Company if the Person becomes the Beneficial Owner of such Common Shares or Voting Shares pursuant to a transaction or event and, as a result, such Person is the Beneficial Owner of a greater number of Common Shares or Voting Shares than the number of Common Shares or Voting Shares that he Beneficially Owned immediately prior to such transaction or event.

                               ARTICLE 2. -- THE RIGHTS

2.1 LEGEND ON COMMON SHARE CERTIFICATES

    Certificates for the Common Shares issued after the Record Time but prior to the close of business on the earlier of the Separation Time and the Expiration Time shall evidence one Right for each Common Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

    Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of April 20, 1990 (the "Rights Agreement"), between The Loewen Group Inc. (the "Company") and The Royal Trust Company, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person", as such terms are defined in the Rights Agreement, or a transferee thereof) or may be evidenced by separate certificates and may no longer be evidenced by this Certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor.

    Certificates representing Common Shares that are issued and outstanding at the Record Time shall evidence one Right for each Common Share evidenced thereby notwithstanding the absence of the foregoing legend until the earlier of the Separation Time and the Expiration Time.

2.2 INITIAL EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF RIGHTS

    (a) Subject to adjustment as herein set forth, each Right will entitle the holder thereof, after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price, or its U.S. Dollar Equivalent as at the Business Day immediately preceding the date of exercise of the Right, one Common Share.

    (b)  Until the Separation Time,

         (i)    no Right may be exercised; and

         (ii) each Right will be evidenced by the certificate for the associated Common Share and will be transferable only together with, and will be transferred by a transfer of, such associated share.

    (c)  After the Separation Time and prior to the Expiration Time, the Rights
         (i) may be exercised; and (ii) will be transferable independently of Common Shares. Promptly following the Separation Time the Rights Agent will mail to each holder of record Voting Shares as of the Separation Time (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such rights (a "Nominee")) at such holder's address as shown by the records of the Company (the Company hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (x) a certificate (a "Rights Certificate") in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform usage, and (y) a disclosure statement describing the Rights provided that a Nominee shall be sent the materials provided for in (x) and (y) only in respect of all Common Shares held of record by him which are not Beneficially Owned by an Acquiring Person.

    (d) Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an Election to Exercise (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed, accompanied by payment in cash, or by certified cheque, banker's draft or money order payable to the order of the Company, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

    (e) Upon receipt of a Rights Certificate, which is accompanied by (x) a completed Election to Exercise that does not indicate that such Right is null and void as provided by subsection 3.2(b) and (y) payment as set forth in subsection 2.2(d) above, the Rights Agent will thereupon promptly

         (i) requisition from a transfer agent of the Common Shares certificates for the number of Common Shares to be purchased (the Company hereby irrevocably authorizing its transfer agents to comply with all such requisitions),

         (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuing fractional Common Shares,

         (iii) after receipt of such certificates, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and

         (iv) when appropriate, after receipt, deliver such cash to or to the order of the registered holder of the Rights Certificate.

    (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

    (g)  The Company covenants and agrees that it will

         (i) take all such action as may be necessary and within its power to ensure that all shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable;

         (ii) take all such action as may be necessary and within its power to comply with any applicable requirements of the British Columbia Company Act and the Securities Acts or comparable legislation of each of the provinces of Canada and the 1933 Securities Act or the 1934 Exchange Act, or the rules and regulations thereunder or any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any shares upon exercise of Rights;

         (iii) use reasonable efforts to cause all shares issued upon exercise of Rights to be listed on the principal exchanges on which the shares were traded prior to the Stock Acquisition Date; and

         (iv) pay when due and payable any and all Canadian and United States federal, provincial and state transfer taxes (for greater certainty not including any income taxes of the holder or exercising holder or any liability of the Company to withhold tax) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for shares, provided that the Company shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares in a name other than that of the holder of the Rights being transferred or exercised.

2.3 ADJUSTMENTS TO EXERCISE PRICE, NUMBER OF RIGHTS

    The Exercise Price, the number and kind of shares subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

    (a) If the Company shall at any time after the Record Time and prior to the Expiration Time

         (i) declare or pay a dividend on the Common Shares payable in Common Shares (or other capital stock or securities exchangeable for or convertible into or giving a right to acquire Common Shares or other capital stock) other than pursuant to any optional stock dividend program,

         (ii) subdivide or change the then outstanding Common Shares into a greater number of Common Shares,

         (iii) combine or change the then outstanding Common Shares into a smaller number of Common Shares, or

         (iv) issue any Common Shares (or other capital stock or securities exchangeable for or convertible into or giving a right to acquire Common Shares or other capital stock) in respect of, in lieu of or in exchange for existing Common Shares in a reclassification, amalgamation, statutory arrangement or consolidation, the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights shall be adjusted in the manner set forth below. If the Exercise Price and number of Rights outstanding are to be adjusted, (x) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other capital stock) (the "Expansion Factor") that a holder of one Common Share immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof and (y) each Right held prior to such adjustment will become that number of rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be allocated among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, change, combination or issuance, so that each such Common Share (or other capital stock) will have exactly one Right associated with it. If the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof. If after the Record Time and prior to the Expiration Time the Company shall issue any shares of capital stock other than Common Shares in a transaction of a type described in this subsection 2.3(a), shares of such capital stock shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Company and the Rights Agent agree to amend this Agreement in order to effect such treatment, and the Company will not consolidate with, amalgamate with or into or enter into a statutory arrangement with, any other Person unless such Person agrees to be bound by the terms of an amendment effecting such treatment. If an event occurs which would require an adjustment under both this Section
         2.3 and Section 3.2 hereof, the adjustment provided for in this
         Section 2.3 shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 3.2 hereof.

         If the Company shall at any time after the Record Time and prior to the Separation Time issue any Common Shares otherwise than in a transaction referred to in the preceding paragraph, each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share.

    (b) If the Company shall at any time after the Record Time and prior to the Expiration Time fix a record date for the making of a distribution to all holders of Common Shares of rights or warrants entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares, having a conversion, exchange or exercise price (including the price required to be paid to purchase such convertible or exchangeable security or right per share)) less than the Market Price per Common Share on such record date, the Exercise Price shall be adjusted in the manner provided in this subsection 2.3(b). The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date multiplied by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered (including the price required to be paid to the purchase such convertible or exchangeable securities or rights)) would purchase at such Market Price and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company whose determination shall be described in a statement filed with the Rights Agent and shall be bidding on the Rights Agent and the holders of the Rights. Such adjustment shall be made successively whenever such a record date is fixed.

         For purposes of this subsection (b) the granting of the right to purchase Common Shares (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or any Common Share purchase plan providing for the reinvestment of dividends or interest payable on securities of the Company and/or the investment of periodic optional payments and/or employee share purchase or employee share option or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights or warrants by the Company, provided that in the case of any dividend or interest reinvestment plan, the right to purchase Common Shares is at a price per share of not less than 90 percent of the current market price per share (determined as provided in such plans) of the Common Shares.

    (c) If the Company shall at any time after the Record Time and prior to the Expiration Time fix a record date for the making of a distribution to all holders of Common Shares of evidences of indebtedness or assets (other than a regular periodic cash dividend or a dividend paid in Common Shares) or rights or warrants (excluding those referred to in subsection 2.3(b)), the Exercise Price shall be adjusted in the manner provided for in this subsection 2.3(c). The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date less the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness, rights or warrants so to be distributed applicable to each of the securities purchasable upon exercise of one Right (such determination to be described in a statement filed with the Rights Agent and to be binding on the Rights Agent and the holders of the Rights). Such adjustment shall be made successively whenever such a record date is fixed.

    (d)  Each adjustment made pursuant to this Section 2.3 shall be made as of

         (i) the payment or effective date for the applicable dividend, subdivision, change, combination or issuance, in the case of an adjustment made pursuant to subsection (a) above; and

         (ii) the record date for the applicable distribution, in the case of an adjustment made pursuant to subsection (b) or (c) above, subject to readjustment to reverse the same if such distribution shall not be made.

    (e) If the Company shall at any time after the Record Time and prior to the Separation Time issue any shares (other than Common Shares), or rights or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in clause (a)(i) or
         (a)(iv) of this Section 2.3, or if the Company shall take any other action (other than the issue of Common Shares) which might have a negative effect on the holders of Rights, and, in either case, if the Board of Directors acting in good faith determines that the adjustments contemplated by subsections (a), (b) and (c) of this
         Section 2.3 in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Company may determine what other adjustments, rather than the adjustments contemplated by subsections (a), (b) and (c) of this Section 2.3, shall be made. The Company and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

    (f)  Each adjustment to the Exercise Price made pursuant to this Section
         2.3 shall be calculated to the nearest cent. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.3, the Company shall

         (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, and

         (ii) promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and mail a brief summary thereof to each bolder of Rights.

    (g) Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to represent the securities so purchasable which were represented in the initial Rights Certificates issued hereunder.

2.4 DATE ON WHICH EXERCISE IS EFFECTIVE

    Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Company are open.

2.5 EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES

    (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman, President or one of its Senior Vice-Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries or any other one of the foregoing. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

    (b) Rights Certificates bearing the manual or facsimile signatures of Individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

    (c) Promptly after the Company learns of the Separation Time, the Company will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and the Rights Agent shall countersign and deliver such Right Certificates to the holders of the Rights pursuant to subsection 2.2(c) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

    (d) Each Rights Certificate shall be dated the date of countersignature thereof.

2.6 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE

    (a) The Company will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent win have the right to examine the Rights Register at all reasonable times.

         After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of subsection 2.6(c), the Company will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

    (b) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration or transfer or exchange.

    (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

2.7 MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES

    (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

    (b) If there shall be delivered to the Company and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

    (c) As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

    (d) Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence the contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8 PERSONS DEEMED OWNERS

    The Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Separation Time, a Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or prior to the Separation Time, the associated Common Shares).

2.9 DELIVERY AND CANCELLATION OF CERTIFICATES

    All Rights Certificates surrendered upon exercise or for redemption or registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this
Section 2.9 except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Company.

2.10  AGREEMENT OF RIGHTS HOLDERS

    Every holder of Rights by accepting the same consents and agrees with the Company and the Rights Agent and every other holder of Rights that

    (a) he will be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

    (b) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share;

    (c) after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

    (d) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

    (e) such holder of Rights has waived his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided herein); and

    (f) without the approval of any holder of Rights and upon the sole authority of the Board of Directors of the Company acting in good faith this Agreement may be supplemented or amended from time to time as provided herein.


                 ARTICLE 3. -- ADJUSTMENTS TO THE RIGHTS IN THE EVENT
                               OF CERTAIN TRANSACTIONS

3.1 FLIP-OVER TRANSACTION OR EVENT

    (a) Subject to Sections 3.3 and 3.4 and subsection 5.1(b), if prior to the Expiration Time the Company enters into, consummates or permits to occur any Flip-over Transaction or Event, the Company must take such action as is necessary to ensure, and shall not enter into, consummate or permit to occur such Flip-over Transaction or Event until it shall have entered into a supplement agreement with the Person engaging in such Flip-over Transaction or Event, for the benefit of the holders of the Rights, providing, that upon consummation of the Flip-over Transaction or Event:

         (i) each Right, from and after the date upon which any Flip-over Transaction or Event becomes effective, constitutes the right to purchase from the Person into which or with which the Company will be consolidated, merged or amalgamated or with which the Company shall enter into a statutory arrangement or to which the Company will sell assets (the "Flip-over Entity"), upon exercise thereof in accordance with the terms hereof, that number of Common Shares of such Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment to the Rights provided for in Section
                2.3 if after such date of consummation or occurrence an event of a type analogous to any of the events described in Section
                2.3 shall have occurred with respect to such Common Shares);
                and

         (ii) the Flip-over Entity is to be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to this Agreement.

    (b) The Company shall do all such acts and things and shall take all steps within its control to ensure that the Flip-Over Entity does all such acts and things as shall be necessary to ensure compliance with the provisions of subsection 3.1(a) of this Agreement.

3.2 FLIP-IN EVENT

    (a) Subject to Sections 3.3 and 3.4 and subsections 5.1(b) and (c), if prior to the Expiration Time a Flip-in Event occurs, the Company shall take such action as shall be necessary to ensure and provide, within five Business Days of such occurrence or such longer period as may be required to satisfy the requirements of the Securities Act (Ontario) or comparable legislation of each of the provinces of Canada or the 1933 Securities Act, so that, except as provided below, each Right shall thereafter constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms hereof, that number of Common Shares of the Company having an aggregate Market Price on the date of occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 if after such date of occurrence an event of a type analogous to any of the events described in Section 2.3 shall have occurred with respect to such Common Shares).

    (b) Notwithstanding the foregoing, upon the occurrence of any Flip-in Event any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time or the Stock Acquisition Date by

         (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person Acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person); or

         (ii) a transferee, direct or indirect, of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person) in a transfer, whether or not for consideration, that the Board of Directors of the Company acting in good faith has determined is part of a plan, arrangement or scheme of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person) that has the purpose or affect of avoiding clause (i) of this subsection 3.2(b), become null and void and any holder of such Rights (including transferees) shall thereafter have no right to exercise such Rights under any provision of this Agreement.

    (c) Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either clauses (i) or (ii) of subsection 3.2(b) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain or will be deemed to contain the following legend:

                The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or acting jointly or in concert with any of them. This Rights Certificate and the Rights represented hereby shall be void in the circumstances specified in subsection 3.2(b) of the Rights Agreement.

         provided that the Rights Agent is not to be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but is required to impose such legend only if instructed to do so by the Company or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not an Acquiring Person or an Affiliate or Associate thereof.

3.3 OBLIGATIONS OF THE COMPANY

    The Company shall not enter into or engage in any transaction of the kind referred to in this Article 3 if at the time of such transaction there are any rights, warrants or securities outstanding or any other arrangements, agreements or instruments which would eliminate or otherwise diminish in any respect the benefits intended to be afforded by this Rights Agreement to the holders of Rights upon consummation of such transaction. The provisions of this Article 3 shall apply to successive amalgamation, arrangements or consolidations or sales or other transfers.

3.4 EXCHANGE OPTION

    (a) If the Board of Directors acting in good faith shall determine that conditions exist which would eliminate or otherwise materially diminish in any respect the benefits intended to be afforded to the holders of Rights pursuant to this Agreement, the Board of Directors may, at its option, at any time after a Flip-in Event, issue or deliver in respect of each Right which is not void pursuant to subsection 3.2(b), either

         (i) in return for the Exercise Price and the Right, debt or equity securities or other assets (or a combination thereof) having a value equal to twice the Exercise Price; or

         (ii) in return for the Right and without further charge, subject to any amounts that may be required to be paid under applicable law, debt or equity securities or other assets (or a combination thereof) having a value equal to the Exercise Price, where in either case the value of such debt or equity securities shall be determined by an internationally recognized Canadian investment dealer or investment banker selected by the Board of Directors of the Company. To the extent that the Board of Directors determines in good faith that some action need be taken pursuant to this Section 3.4, the Board of Directors may suspend the exercisability of the Rights for a period of up to 90 days following the date of the occurrence of the relevant Flip-in Event in order to decide the appropriate form of distribution to be made and to determine the value thereof. In the event of any such suspension, the Company shall notify the Rights Agent and issue as promptly as practicable a public announcement stating that the exercisability of the Rights has been temporarily suspended.

    (b) If the Board of Directors of the Company authorizes the exchange of debt or equity securities or other assets (or a combination thereof) for Rights pursuant to subsection 3.4(a), without any further action or notice the right to exercise the Rights will terminate and the only right thereafter of a holder of Rights shall be to receive such debt or equity securities or other assets (or combination thereof) in accordance with the exchange formula authorized by the Board of Directors. Within 10 Business Days after the Board of Directors has authorized the exchange of such debt or equity securities or other assets (or combination thereof) for rights pursuant to subsection 3.4(a), the Company shall give notice of such exchange to the holders of such Rights by mailing such notice to all such holders at their last addresses as they appear upon the register of Rights holders maintained by the Rights Agent. Each such notice of exchange will state the method by which the exchange of such debt or equity securities or other assets (or a combination thereof) for Rights will be effected.

3.5 SPECIAL MEETING OF SHAREHOLDERS TO CONSIDER PERMITTED BIDS

    (a) If a Person (the "Offeror") makes a Take-over Bid which would be a Permitted Bid within the meaning of subsection 1.1(u) but for obtaining the shareholder approval mentioned in clause 1.1(u)(iv) and the Board of Directors of the Company acting in good faith concludes that upon receipt of the approval of the Independent Shareholders referred to in subsection 1.1(u) acquisitions of shares pursuant to such Take-over Bid shall be Permitted Bid Acquisitions, the Board of Directors of the Company shall, as soon as practicable after the date (the "Offer Date") on which all of the documents referred to in subsection 1.1(u) and which have otherwise been sent to the holders of Common Shares by the Offeror in connection with such Take-over Bid have been delivered to the Company, call a special meeting (the "Special Meeting") of holders of Common Shares who are Independent Shareholders in order for them to consider and if thought fit to approve a resolution (the "Referendum") on the question of whether such Take-over Bid (as such Take-over Bid may be amended or revised by the Offeror from time to time either (a) to waive a condition thereof of (b) to increase the price per share to be paid to holders of Common Shares, without reduction in amount or change in terms of any security or reduction in amount of cash that are components thereof) should be approved. The Special Meeting shall be held on a date fixed by the Board of Directors, which date shall be as soon as practicable after the mailing of the Take-over Bid, taking into account

         (i) the time required to prepare a management proxy statement or information circular and to comply with applicable securities laws and other regulatory requirements relating to the holding of meetings of shareholders, record dates and the distribution of proxy related materials to shareholders and intermediaries;

         (ii) other actual or pending Take-over Bids including Permitted Bids, if any; and

         (iii) other factors considered relevant by the Board of Directors of the Company,

         but not less than 90 nor more than 120 days after the Offer Date; provided further that if the Board of Directors receives a competing Take-over Bid which is a Permitted Bid after a special meeting has been called for another Take-over Bid, the Board in its discretion may delay the date on which the meeting is to be held, or adjourn the meeting, to a date not more than 45 days after the originally scheduled meeting date, so that shareholders may consider the merits of the competing Take-over Bid and the other Take-over Bid at such other special meeting. The Board of Directors of the Company shall fix a record date for determining the Independent Shareholders entitled to receive notice of the Special Meeting in accordance with the procedures set forth in National Policy No. 41 of the Canadian Securities Administrators and the rules of any stock exchange on which the Common Shares are then listed, and the Articles and By-laws of the Company. The Special Meeting shall be conducted in accordance with the rules for holding meetings of shareholders set forth in this Articles and By-Laws of the Company. At the Offeror's request, the Company shall include with its proxy statement or information circular prepared in connection with the Special Meeting, proxy solicitation materials submitted by the Offeror provided that the Offeror by written agreement with the Company in form and substance satisfactory to the Company shall indemnify and hold the Company harmless from and against all costs, damages, expenses, fees and liabilities whatsoever, directly or indirectly, resulting from or arising out of any misstatements, misrepresentations, misleading statements or untrue statements contained in or omissions to state any fact in the Offeror's proxy solicitation materials necessary to make any statement contained therein not misleading in light of the circumstances in which it was made and shall have agreed to pay the Company's incremental costs incurred as a result of including such materials with the Company's proxy statement or information circular. Notwithstanding the foregoing, no Special Meeting shall be held from and after such time as any Person becomes an Acquiring Person, and any Special Meeting scheduled prior to such time and not theretofore held shall be cancelled.

    (b) If at the Special Meeting the Referendum receives the affirmative vote of a majority of the votes cast by Independent Shareholders represented at the meeting in person or by proxy and such vote has been confirmed by independent election inspectors retained by the Company then acquisitions of Common Shares made under the Permitted Bid referred to in the Referendum shall be deemed to be Permitted Bid Acquisitions.

    (c)  For clarification it is understood that nothing contained in this
         Section 3.5 shall be considered to affect the obligations of the Board of Directors to exercise its fiduciary duties. Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of Common Shares reject or accept any Take-over Bid or take any other action (including, without limitation, the commencement, prosecution, defence or settlement of any litigation and the submission of additional or alternative Take-over Bids or other proposals to the Special Meeting) with respect to any Take-over Bid or otherwise that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

    (d) Nothing contained in this Section 3.5 shall be construed as limiting or prohibiting the Company or any Offeror from proposing or engaging in any acquisition, disposition or other transfer of any securities of the Company, any merger, amalgamation, arrangement, recapitalization or business combination or transaction involving the Company, any sale or other transfer of assets of the Company, any liquidation, dissolution or winding-up of the Company or any other business combination or other transaction, or any other action by the Company or such Offeror, provided that the holders of Rights shall have the rights set forth in this Agreement with respect to any such acquisition, disposition, transfer, merger, amalgamation, arrangement, recapitalization, sale, liquidation, dissolution, winding-up, business combination or transaction or action.


                            ARTICLE 4. -- THE RIGHTS AGENT

4.1 GENERAL

    (a) The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Company may determine. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement.

    (b) The Rights Agent will be protected and will incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to the genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

4.2 MERGER, AMALGAMATION OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT

    (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting form any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned by not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

    (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3 DUTIES OF RIGHTS AGENT

    The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by which the Company, the holders of Rights Certificates, by their acceptance thereof, shall be bound:

    (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

    (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman, the President or any Senior Vice-President and by any other of the foregoing or the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

    (c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or wilful misconduct.

    (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this agreement or in the certificate for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

    (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate or Rights Certificates (except it countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to subsection 3.2(b) hereof) or any adjustment required under the provisions of Section 2.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable.

    (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

    (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman, the President, any Senior Vice-President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person.

    (h) The Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

    (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4 CHANGE OF RIGHTS AGENT

    The Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to each transfer agent of Common Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. The Company may remove the Rights Agent upon 30 days notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, must be a corporation incorporated under the laws of Canada or a province thereof and authorized to carry on the business of a trust company in the Province of British Columbia. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of any class of Voting Shares and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.


                              ARTICLE 5. - MISCELLANEOUS

5.1 REDEMPTION, WAIVER AND TERMINATION

    (a) The Board of Directors of the Company acting in good faith may, at its option, at any time prior to the provisions of Section 3.1 or 3.2 becoming applicable as a result of the occurrence of a Flip-in Event or a Flip-over Transaction or Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 if an event of the type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

    (b) The Board of Directors of the Company may, until the first to occur of a Flip-in Event or a Flip-over Transaction or Event, upon prior written notice delivered to the Rights Agent, determine to waive the application of subsection 1.1(bb) and Section 3.1 or 3.2 to any particular Flip-over Transaction or Event or Flip-in Event.

    (c) The Board of Directors of the Company may waive the application of subsection 1.1(bb) and Section 3.2 to any Flip-in Event, provided that both of the following conditions are satisfied:

         (i) the Board of Directors has determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intent or knowledge that he would become an Acquiring Person; and

         (ii) such Acquiring Person has reduced his Beneficial Ownership of Voting Shares such that at the time of waiver pursuant to this subsection 5.1(c) he is no longer an Acquiring Person.

    (d) If the Board of Directors of the Company elects to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and each Right will after redemption be null and void.

    (e) If a Person makes a Permitted Bid and, within 120 days after the making of the Permitted Bid, has taken up and paid for not less than 90 per cent of the Common Shares pursuant to a Permitted Bid Acquisition, other than Common Shares already held at the date of the Permitted Bid by, or by a nominee for, such Person or any of its Affiliates, then the Board of Directors of the Company shall without further formality be deemed to have elected to redeem the rights at the Redemption Price.

    (f) If the Board of Directors of the Company elects or is deemed to have elected to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price.

    (g) Within 10 days after the Board of Directors electing or having been deemed to have elected to redeem the Rights, the Company must give notice of redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at its last address as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Transfer Agent for the Common Shares. Any notice which is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Company may not redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 5.1 and other than in connection with the purchase of Common Shares prior to the Separation Time.

5.2 EXPIRATION

    No person will have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in subsection 4.1(a) of this Agreement.

5.3 ISSUANCE OF NEW RIGHTS CERTIFICATES

    Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of rights made in accordance with the provisions of this Agreement.

5.4 SUPPLEMENTS AND AMENDMENTS

    (a)  The Company may from time to time supplement or amend this Agreement:

         (i) to make any changes which the Board of Directors acting in good faith may deem necessary or desirable, provided that no such supplement or amendment which would change the Expiration Time or increase the Exercise Price or change the percentage referred to in subsection 1.1(a) hereof shall be effective until confirmed by the holders of the Rights as hereinafter set forth and no such supplement or amendment made on or after the Stock Acquisition Date shall materially adversely affect the interests of the holders of Rights generally and provided further that no such supplement or amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such supplement or amendment, or

         (ii) in order to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with any other provisions herein or otherwise defective.

    (b) The confirmation of a supplement or amendment to this Agreement required by clause 5.4(a)(i) hereof may be given by a resolution proposed at a meeting of Rights holders duly convened for that purpose and held in accordance with the provisions of this Section or, prior to the Separation Time, at a meeting of shareholders of the Company duly convened for any purpose, and passed by a majority of the votes cast by the Rights holders or shareholders, as the case may be, who voted in respect of that resolution.

    (c) The Right Agent shall on receipt of a written request of the Company and upon being indemnified to its reasonable satisfaction by the Company against the cost which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Rights holders. In the event of the Rights Agent failing so to convene a meeting within 15 days after receipt of such request and indemnity, the Company may convene such meeting.

    (d) At least 21 days' prior notice of any meeting of Rights holders shall be given to the Rights holders and a copy of such notice shall be sent by mail to the Company (unless the meeting has been called by the Company, in which case the copy shall be sent to the Rights Agent). Such notice shall state the time and place of the meeting and the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Rights holders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Section.

    (e) An individual (who need not be a Rights holder) designated in writing by the Rights Agent shall be chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within 15 minutes from the time fixed for the holding of the meeting, the Rights holders present in present or by proxy shall choose some individual present to be chairman.

    (f) At any meeting of the Rights holders a quorum shall consist of holders present in person or by proxy of at least 20% of the Rights, provided that at least two Persons entitled to vote thereat are personally present. If a quorum of the Rights holders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next Business Day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum is present at the commencement of business. At the adjourned meeting the Rights holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not hold 20% of the Rights. The chairman of any meeting at which a quorum of the Rights holders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

    (g) Votes of Rights holders on any matter may be given on a show of hands, unless a poll is duly demanded. On a show of hands, every person who is present and entitled to vote, whether as a Rights holder or as proxy for one or more absent Rights holders, or both, shall have one vote.

         On a poll, each Rights holder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each whole Right then held or represented by him.
         A proxy need not be Rights holder. The chairman of any meeting shall be entitled, both on a show of bands and on a poll, to vote in respect of the Rights, if any, held or represented by him, but shall not have a second or deciding vote. The Rights Agent or the Company with the approval of the Rights holders may from time to time make and vary such regulations as it shall think fit for the form of the required instrument of proxy and generally for the calling of meetings of Rights holders and the conduct of business thereat. The Company and the Rights Agent, by their respective directors and officers, and the counsel for the Company and for the Rights Agent and for any Rights holder may attend any meeting of the Rights holders, but shall have no vote as such.

5.5 FRACTIONAL RIGHTS AND FRACTIONAL SHARES

    (a) The Company will not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. Subject to Section 5.2, after the Separation Time there shall be paid in lieu of such fractional Rights to the registered holders of the Rights Certificates with regard to which fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Market Price of a whole Right.

    (b) The Company will not be required to issue fractional Common Shares upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Company shall pay to the registered holder of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one Common Share at the date of such exercise.

5.6 RIGHTS OF ACTION

    Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights, or Rights to which he is entitled, in the manner provided in this Agreement and in such holder's Rights Certificate. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.


5.7 HOLDER OF RIGHTS NOT DEEMED A SHAREHOLDER

    No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable on the exercise of Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.8 hereof) or to receive dividends or subscription rights or otherwise, until such Rights, or Rights to which such holder is entitled, shall have been exercised in accordance with the provisions hereof.

5.8 NOTICE OF PROPOSED ACTIONS

    If the Company proposes after the Separation Time and prior to the Expiration Time

    (i) to effect or permit (in cases where the Company's permission is required) any Flip-in Event or Flip-over Transaction or Event; or

    (ii) to effect the liquidation, dissolution or winding up of the Company or the sale of all or substantially all of the Company's assets,

then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 5.9 hereof, a notice of such proposed action, which shall specify the date on which such Flip-in Event or Flip-over Transaction or Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of taking of such proposed action by the Company.

5.9 NOTICES

    Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company will be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

    The Loewen Group Inc.
    Suite 506
    4940 Canada Way
    Burnaby, British Columbia
    V5G 4K6
    Attention:  Senior Vice President, Law and General Counsel
    Facsimile No.:  (604) 299-1237

    Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

    The Royal Trust Company
    Concourse Level
    1177 West Hastings Street
    Vancouver, British Columbia
    V6E 2K3
    Attention:  Manager, Corporate Trust Services
    Facsimile No.:  (604) 662-2019

    Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Company for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

5.10     COSTS OF ENFORCEMENT

    If the Company or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Company or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce his rights pursuant to any Rights of this agreement.

5.11     SUCCESSORS

    All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and ensure to the benefit of their respective successors and assigns hereunder.

5.12     BENEFITS OF THIS AGREEMENT

    Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.

5.13     DESCRIPTIVE HEADINGS

    Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

5.14     GOVERNING LAW

    This Agreement and the Rights issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes will be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.

5.15     LANGUAGE

    Les parties aux presentes ont exige que la presente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en decoulent soient rediges en langue anglaise. The parties hereto have required that this Agreement and all documents and notices related thereto and/or resulting therefrom be drawn up in English.

5.16     COUNTERPARTS

    This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5.17     SEVERABILITY

    If any term or provision hereof or the application thereof to any circumstance is, in any jurisdiction and to any extent, invalid or unenforceable, such term or provision will be ineffective only to the extent of such invalidity or application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

5.18     EFFECTIVE DATE

    This Agreement is effective from the date hereof. If this Agreement is not confirmed by resolution passed by a majority of the votes cast by Independent Shareholders, and by a majority of the votes cast by Independent Shareholders other than Raymond Loewen and Anne Loewen and their respective Associates, in each case who vote in respect of confirmation of this Agreement at a meeting of shareholders to be held not later than the date of the 1990 Annual Meeting of Shareholders of the Company, then this Agreement and any then outstanding Rights shall be of no further force and effect, and such Rights shall terminate, from the date which is the earlier of (a) the date of such meeting and (b) the date of the 1990 Annul Meeting of Shareholders of the Company.

    If neither a Flip-in Event nor a Flip-over Transaction or Event to which
Section 3.1 or 3.2 is applicable has occurred prior to the 1995 Annual Meeting of Shareholders of the Company and this Agreement is not re-confirmed by resolution passed by a majority of the votes cast by Independent Shareholders who vote in respect of confirmation of this Agreement at the 1995 Annual Meeting of Shareholders of the Company, then this Agreement and any then outstanding Rights shall be of no further force and effect, and such Rights shall terminate from the date of the 1995 Annual Meeting of Shareholders of the Company.

5.19     DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS

    The Board of Directors of the Company will have the exclusive power and authority to administer and amend this Agreement and to exercise all rights and powers specifically grant to the Board or the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the rights and power to

    (i)  interpret the provisions of this Agreement; and

    (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not to redeem the Rights or to amend the Agreement).

    All such actions, calculations, interpretations and determinations (including, for purposes of clause (b) below, all omissions with respect to the foregoing) which are done or made by the Board, in good faith, shall (a) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (b) not subject the Board to any liability to the holders of the Rights.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                             THE LOEWEN GROUP INC.


                             By:
                                -----------------------------------------------
                                  Peter Hyndman, Senior Vice President, Law and General Counsel


                             THE ROYAL TRUST COMPANY


                             By:
                                -----------------------------------------------
                                  Brent Cheal, Senior Corporate Trust Officer


                             and:
                                 ----------------------------------------------
                                  Frances Ipsen, Senior Corporate Trust Officer

                                      EXHIBIT A

                             [Form of Rights Certificate]


Certificate No.                                                          Rights
               ------------------------          ------------------------

         THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 3.2(b) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR TRANSFEREES OF AN ACQUIRING PERSON OR ITS AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH ANY OF THEM MAY BECOME VOID.

                                  RIGHTS CERTIFICATE

         This certifies that ________________________________________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of April 20, 1990 (the "Rights Agreement") between The Loewen Group Inc., a corporation incorporated under the British Columbia Company Act (the "Company") and The Royal Trust Company, a trust company incorporated under the laws of Quebec, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the close of business on April 20, 2000, one fully paid Common Share of the Company (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal office in any of the Cities of Vancouver, Toronto or Montreal. The Exercise Price will initially be $90 (Canadian) per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

         In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to receive Common Shares in exchange for the Right or to purchase or receive securities of an entity other than the Company or other securities or assets of the Company other than Common Shares all as provided in the Right Agreement.

         This Rights Certificate is subject to all the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Company and the holders or the Rights Certificates. Copies of the Rights Agreement are on file at the registered office of the Company and are available upon written request.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be, and under certain circumstances are required to be, redeemed by the Company at a redemption price of $0.01 per Right, subject to adjustment in certain events, under certain circumstances.

         No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities that may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders of the Company at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by the Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


Date:
    -------------------------

THE LOEWEN GROUP INC.


Per:                                    By:
    --------------------------             ------------------------------------

Countersigned:

THE ROYAL TRUST COMPANY


By:
   ---------------------------
         Authorized Signature

                                  FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to assign or transfer the Rights Certificates.)


    FOR VALUE RECEIVED
                      ---------------------------------------------------------

hereby sells, assigns and transfers to
                                     ------------------------------------------
                                  (Please print name and address of transferee)

the Rights represented by the Rights Certificate, together with all right, title and interest therein, and hereby irrevocably constitutes and appoints
       ------------------------------------------------------------------------
an attorney, to transfer the within Rights on the books of the Company, with full power of substitution.

Dated:
      --------------------------

Signature Guaranteed:                  ----------------------------------------
                                       Signature

                                       (Signature must correspond to name as
                                       written upon the face of this Rights
                                       Certificate in every particular, without alteration or enlargement or any change whatsoever)

    Signature must be guaranteed by a member firm of a recognized stock exchange in Canada, a registered national securities exchange in the United States, a member of the Investment Dealers Association of Canada or National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in Canada or the United States.


--------------------------------------------------------------------------------
                              (To be completed if true)

    The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing (all as defined in the Rights Agreement).



                                       ----------------------------------------
                                       Signature


                                        NOTICE

    If the certification set forth above in the Form of Assignment is not completed upon the assignment of the Right(s) evidenced by this Rights Certificate, the Company will deem the Beneficial Owner of such Rights to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and will affix a legend to that effect on any Right Certificates issued in exchange for this Rights Certificate.

                     [To be attached to each Rights Certificate]

                             FORM OF ELECTION TO EXERCISE

TO:  THE LOEWEN GROUP INC.

    The undersigned hereby irrevocably elects to exercise
__________________________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares by issued in the name of:


     ---------------------------------------------------------------------------
    (Name)

     ---------------------------------------------------------------------------
    (Street)

     ---------------------------------------------------------------------------
    (City and State or Province)                                  (Postal Code)

     ---------------------------------------------------------------------------
    SOCIAL INSURANCE, SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER


    If such number of Rights shall not be all the Rights evidenced by this Rights Certificate a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

     ---------------------------------------------------------------------------
    (Name)

     ---------------------------------------------------------------------------
    (Street)

     ---------------------------------------------------------------------------
    (City and State or Province)                                  (Postal Code)

     ---------------------------------------------------------------------------
    SOCIAL INSURANCE, SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER

Dated:
     ------------------------

Signature Guaranteed:                  ----------------------------------------
                                       Signature

                                       (Signature must correspond to name as
                                       written upon the face of this Rights
                                       Certificate in every particular, without alteration or enlargement or any change whatsoever)

    Signature must be guaranteed by a member firm of a recognized stock exchange in Canada, a registered national securities exchange in the United States, a member of the Investment Dealers Association of Canada or National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in Canada or the United States.


--------------------------------------------------------------------------------
                              (To be completed if true)

    The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing (all as defined in the Rights Agreement).


                                       ----------------------------------------
                                       Signature

                                        NOTICE

    If the certification set forth above in the Form of Election to Exercise is not completed upon the exercise of the Right(s) evidenced by this Rights Certificate, the Company will deem the Beneficial Owner of such Right(s) to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                       SHAREHOLDER PROTECTION RIGHTS AGREEMENT

AMENDMENTS made as of the 24th day May, 1990 to Agreement made as of April 20, 1990.

BETWEEN:

              THE LOEWEN GROUP INC., a corporation incorporated under the laws of British Columbia

              (hereinafter referred to as the "Company")

                                                              OF THE FIRST PART,

                                       - and -

              THE ROYAL TRUST COMPANY, a trust company incorporated under the laws of Quebec

              (hereinafter referred to as the "Rights Agent")

                                                             OF THE SECOND PART.

    WHEREAS at the meeting of shareholders of the Company, held on the 24th day of May, 1990, called to consider, among other things, the resolution to confirm the Shareholder Protection Rights Plan Agreement made as of April 20, 1990 (the "Rights Plan") (the "Main Resolution") a resolution (the "Amending Resolution") was made to amend the Main Resolution so as to authorize and direct the Company to amend the definition of "Acquiring Person" in the Rights Plan in the manner herein set out;

    AND WHEREAS the Amending Resolution and the Main Resolution were passed by a majority of the votes cast by Independent Shareholders (as defined in the Rights Plan) and by a majority of the votes cast by Independent Shareholders, other than Raymond

Loewen and Anne Loewen and their respective Associates (as defined in the Rights
Plan), at such meeting;

    NOW THEREFORE in consideration of the premises the parties hereby agree that:

1. The definition of "Acquiring Person" in subsection 1.1(a) of the Rights Plan shall be amended:

    (a)  by deleting the word "and" at the end of clause (ii) thereof;

    (b) by replacing the period at the end of clause (iii) thereof with a semi-colon and by adding the word "and" at the end thereof; and

    (c)  by adding the following after clause (iii) thereof:

         "(iv)  any pension plan or fund registered under the Pension
         Benefits Standards Act, 1985 (Canada), the Employment Pension
         Plans Act (Alberta), an Act respecting supplemental pension plans (Quebec) or the Pension Benefits Act, 1987 (Ontario) or any comparable or successor laws thereto so long as (A) such legislation prohibits such pension plan or fund from owning more than 30% of the Common Shares or Voting Shares and (B) such pension plan or fund holds its Common Shares or Voting Shares for investment purposes only and is not acting jointly or in concert with any other Person."

    IN WITNESS WHEREOF, these amendments have been duly executed as of the date first above written.

                             THE LOEWEN GROUP INC.


                             By: /s/ Peter Hyndman
                                 ----------------------------------------------
                                  Peter Hyndman, Senior Vice-President, Law and General Counsel


                             THE ROYAL TRUST COMPANY


                             By: /s/ Brent Cheal
                                 ----------------------------------------------
                                  Brent Cheal, Senior Corporate Trust Officer


                             By: /s/ Francis Ipsen
                                 ----------------------------------------------
                                  Francis Ipsen, Senior Corporate Trust Officer

                                     CERTIFICATE


         RE:  SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT
              made as of April 20, 1990 between THE LOEWEN
              GROUP INC. and THE ROYAL TRUST COMPANY, as
              amended ("Rights Plan Agreement")
              --------------------------------------------

The undersigned, Robert B. Lundgren, Senior Vice-President, Finance and Corporate Development of The Loewen Group Inc. (the "Company") hereby certifies on behalf of the Company that there has been an adjustment to the Exercise Price (as defined in the Rights Plan Agreement). Effective as at the close of business on June 18, 1991 at each of the respective locations of The Royal Trust Company, registrar and transfer agent for the Common shares of the Company the Exercise Price shall equal $45.

The adjustment has been made because of the subdivision of the issued and unissued Common shares of the Company on a 2 for 1 basis. The record date for such subdivision is the close of business on June 18, 1991, as described in the preceding paragraph. The effect of the subdivision is to double the number of Common shares and therefore to halve the Exercise Price, which was equal to $90 prior to such subdivision.

Dated this ______  day of June, 1991 at Burnaby, British  Columbia, Canada.



                             /s/ Robert B. Lundgren
                             --------------------------------------------------
                             Robert B. Lundgren
                             Senior Vice-President, Finance
                               and Corporate Development

                             CERTIFIED COPY OF RESOLUTION


    I, PETER STEWART HYNDMAN, Senior Vice-President, Law and General Counsel of The Loewen Group Inc., hereby certify that the attached Schedule "A" is a true and correct copy of a duly passed resolution of the Directors of The Loewen Group Inc. on April 7, 1994 and that the said resolution has not been rescinded, amended or modified and is in full force and effect as at May 27, 1994.


                                       "Peter S. Hyndman"
                                 ----------------------------------------------
                                  PETER S. HYNDMAN, Senior Vice-President, Law and General Counsel

                                     SCHEDULE "A"



4.  SHAREHOLDER PROTECTION RIGHTS PLAN

    The Directors then considered three suggested amendments to the Shareholder Protection Rights Plan, outlined in the memo to Directors of April 5, 1994 from Borden & Elliot and previously circulated to Directors.

    UPON MOTION duly proposed and unanimously carried (Hyndman, Garnett), it was resolved that:

    (a)  SUCCESSION PLANNING

         WHEREAS The Loewen Group Inc. (the "Company") and The Royal Trust Company (the "Rights Agent") entered into a Shareholder Protection Rights Plan Agreement made as of April 20, 1990 (the "Rights Plan");

         AND WHEREAS the Rights Plan was amended as evidenced by an amendment thereto made as of the 24th day of May, 1990;

         AND WHEREAS the Rights Plan provides, pursuant to section 5.4 thereof, that the Company may from time to time supplement or amend the Rights Plan to make any changes which the Board of Directors acting in good faith may deem necessary or desirable;

         AND WHEREAS the Board of Directors acting in good faith has determined that the amendments set out in the following resolution are necessary or desirable;

         (i)  the Rights Plan be amended as follows:

              (A) Clause (ii) of subsection 1.1(a) is hereby amended to read as follows:

                   "(ii) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Common Shares or Voting Shares of the Company as a result of

                        (A) an acquisition or redemption by the Company of Voting Shares of the Company which, by reducing the number of Voting Shares outstanding, increases the proportionate number of Voting Shares Beneficially Owned by such Person to 20% or more of the

                             Common Shares or Voting Shares of the Company then outstanding, or

                        (B) share acquisitions made pursuant to a Permitted Bid and approved in accordance with the provision of Section 3.5 and made after the date of such approval ("PERMITTED BID ACQUISITIONS") or

                        (C) share acquisitions in respect of which the Board of Directors of the Company has waived the application of Section 3.2 pursuant to subsection 5.1(b) or which were made on or prior to the date of this Agreement ("EXEMPT ACQUISITIONS"); or

                        (D) acquisitions of Common Shares or Voting Shares made as a result of the death of the Beneficial Owner of such Common Shares or Voting Shares of the Company ("INHERITED ACQUISITIONS").

                        provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares or Voting Shares of the Company then outstanding by reason of (i) share acquisitions or redemptions by the Company or (ii) Permitted Bid Acquisitions or (iii) Exempt Acquisitions or (iv) Inherited Acquisitions and, after such share acquisitions or redemptions by the Company or Permitted Bid Acquisitions or Exempt Acquisitions or Inherited Acquisitions, becomes the Beneficial Owner of any additional Voting Shares of the Company other than pursuant to Permitted Bid Acquisitions, Exempt Acquisitions, Inherited Acquisitions, acquisitions as a result of a stock dividend, a stock split or other event pursuant to which such Person receives or acquires Voting Shares in the same pro rata basis as all other holders of Voting Shares of the same class ("PRO RATA ACQUISITIONS") or acquisitions pursuant to a dividend reinvestment plan of the Company, then as of the date of becoming the Beneficial Owner of any additional

                        Voting Shares, such Person shall become an "Acquiring Person"; and"

         (ii) Subsection 1.1(q.l) shall be added immediately after subsection 1.1(q) to read as follows:

                        "(q.l)    "INHERITED ACQUISITION" shall have the
                        meaning ascribed thereto by subclause 1.1(a)(ii)(D)."

         (iii) Section 1.3(a) is amended by replacing the words "or Pro Rata Acquisitions" at the end thereof with the following: ", Pro Rata Acquisitions or Inherited Acquisitions".

         (iv)      Subsection 1.3(b) is amended to read as follows:

                        "    (b)  A Person shall not be and shall not be deemed
                        to be an Acquiring Person if such Person (a
                        "GRANDFATHERED PERSON TRANSFEREE") becomes the Beneficial Owner of 20% or more of the outstanding Common Shares or Voting Shares of the Company solely as a result of

                        (i) the acquisition of all but not less than all of the Common Shares or Voting Shares of the Company Beneficially Owned immediately prior thereto by a Grandfathered Person or a Grandfathered Person Transferee (the "TRANSFEROR") and such Person's Beneficial Ownership of Common Shares or Voting Shares of the Company after giving effect to such acquisition does not exceed the number of Common Shares or Voting Shares of the Company Beneficially Owned by the Transferor immediately prior to such acquisition by more than 2% of the then issued and outstanding Common Shares or Voting Shares of the Company or

                        (ii) as a result of the death of a Grandfathered Person or a Grandfathered Person Transferee;

                        provided, however, that the exception in this subsection 1.3(b) shall cease to be applicable to a Grandfathered Person Transferee who shall after the time at which he becomes a Grandfathered Person

                        Transferee (the "Transfer Time") become, pursuant to one or more transactions or events, the Beneficial Owner of additional Common Shares or Voting Shares of the Company constituting, together with the number of Common Shares or Voting Shares Beneficially Owned by such Grandfathered Person Transferee immediately prior to the Transfer Time, in the aggregate more than 2% of the Common Shares or Voting Shares of the Company then outstanding, other than pursuant to Permitted Bid Acquisitions, Exempt Acquisitions, Pro Rata Acquisitions or Inherited Acquisitions."

              (v) Section 1.3(c) is amended by replacing the words "or Pro Rata Acquisitions" at the end thereof with the following: ", Pro Rata Acquisitions or Inherited Acquisitions'.

    (b)  EXERCISE PRICE

         WHEREAS The Loewen Group Inc. (the "Company") and The Royal Trust Company (the "Rights Agent") entered into a Shareholder Protection Rights Plan Agreement made as of April 20, 1990 (the "Rights Plan");

         AND WHEREAS the Rights Plan was amended as evidenced by an amendment thereto made as of the 24th day of May, 1990;

         AND WHEREAS the Rights Plan provides, pursuant to section 5.4 thereof, that the Company may from time to time supplement or amend the Rights Plan to make any changes which the Board of Directors acting in good faith may deem necessary or desirable, provided that no such supplement or amendments which would increase the Exercise Price (as defined therein) shall be effective until confirmed by the holders of the Rights;

         AND WHEREAS the Board of Directors acting in good faith has determined that the amendments set out in the following resolution are necessary or desirable;

         (i) the Rights Plan be amended so that subsection 1.1(l) shall read as follows:

              "EXERCISE PRICE" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right and, until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $125.";

         (ii) such amendment be placed before the shareholders of the Company at the annual general meeting to be held on May 16, 1994.

    (c)  WAIVER

         WHEREAS The Loewen Group Inc. (the "Company") and The Royal Trust Company (the "Rights Agent") entered into a Shareholder Protection Rights Plan Agreement made as of April 20, 1990 (the "Rights Plan");

         AND WHEREAS pursuant to the terms of the Rights Plan, Raymond L. Loewen is a Grandfathered Person, as defined therein;

         AND WHEREAS it is proposed that Mr. Loewen participate in the Company's Management Equity Investment Plan (the "MEIP");

         AND WHEREAS if Mr. Loewen participates in the MEIP, pursuant to the terms of the Rights Plan, he would be deemed to Beneficially Own an additional 2,000,000 Common Shares of the Company and would, therefore, become an Acquiring Person under the terms of the Rights Plan such that, at the close of business on the tenth day after his agreeing to participate in the MEIP a Separation Time (as defined in subsection 1.1(bb) of the Rights Plan) would occur and the terms of the Rights would change pursuant to section 3.2 of the Rights Plan;

         AND WHEREAS pursuant to subsection 5.1(b) of the Rights Plan, the Board of Directors may, until the first to occur of a Flip-in Event (as defined in the Rights Plan) or a Flip-over Transaction or Event (as defined in the Rights Plan) upon prior written notice delivered to the Rights Agent (as defined in the Rights Plan) determine to waive the application of subsection 1.1(bb) and Section 3.1 or 3.2 to any particular Flip-over Transaction or Event or Flip-in Event.

         (i) the Board of Directors of the Company hereby determine to waive the application of subsection 1.1(bb) and section 3.2 of the Rights Plan to the Flip-in Event that would arise as a result of Mr. Loewen's acquisition of Beneficial Ownership of 2,000,000 Common Shares pursuant to the MEIP;

         (ii) the proper officers of the Company be hereby directed to give notice of this waiver to the Rights Agent under the Rights Plan.